Exhibit 99.01

Investview (“INVU”) Reports New Record $3.43 Million Month in Bitcoin Mining Revenue, Gross Profit and Margin in April

Investview Bitcoin Mining Revenue up 10.6% to a new record in April and further expands Gross Profit and Gross Profit Margin.

EATONTOWN, NJ, May 03, 2021 Investview, Inc. (OTCQB: INVU), a diversified financial technology company that through its subsidiaries and global distribution network provides financial technology, education tools, content, research, and management of digital asset technologies with a focus on Bitcoin mining and the new generation of digital assets, expects to report that Investview’s SAFETek subsidiary has reached a new all-time-high monthly revenue, gross profit, and profit margin for the month of April, 2021.

●	SAFETek increased its Bitcoin Mining Revenue to a new all-time high of $3.43M in April, which is an estimated 10.6% increase from the $3.1M of Gross Revenue generated in March, and an estimated 23.8% increase from the $2.77M generated at the start of the year in January 2021.

●	SAFETek increased its Gross Profit Margin by an estimated 16.6 percentage points from 65.3% in January, 2021 to 81.9% in April 2021.

●	Over the four-month period in 2021, actual gross profits increased by 55.2% from $1.8M in January 2021, to $2.4M in March, to an estimated new all-time high of $2.8M in gross profit in April 2021.

●	Over the four-month period ending April 2021, SafeTek produced over 248 Bitcoins.

●	As of April 30, 2021, Investview holds $8M in Bitcoin and NDAU digital currency holdings.

Note: The numbers included in this release are initial estimated results and are un-audited and may differ from numbers reported in our SEC filings due to compliance with US GAAP, and subject to final review by the Company’s independent auditors.

About Investview, Inc.

Investview, Inc. is a diversified financial technology and global distributor organization that operates through its subsidiaries to provide financial education tools, content, research, and management of digital asset technology that mines cryptocurrencies, with a focus on Bitcoin mining and the next generation of digital assets. Investview – driving decentralization of education and finance through a commitment to blockchain technology. For more information on Investview and its family of wholly owned subsidiaries, please visit: www.investview.com.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies, and expectations, can generally be identified by the use of forward-looking terms such as “believe,” “expect,” “may,” “should,” “could,” “seek,” “intend,” “plan,” “goal,” “estimate,” “anticipate” or other comparable terms. These forward-looking statements are based on Investview’s current beliefs and assumptions and information currently available to Investview and involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance, or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. More information on potential factors that could affect Investview’s financial results is included from time to time in Investview’s public reports filed with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. The forward-looking statements made in this release speak only as of the date of this release, and Investview, Inc. (“INVU”) assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Investor Relations

Contact: Arthur Rome

Phone Number: 732.889.4308

Email: pr@investview.com